UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dell Inc.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
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On May 31, 2013, the Special Committee of Dell’s Board of Directors issued the following press release:

Dell Files Definitive Proxy Materials and Issues Letter to Shareholders

Recommends Dell Shareholders Vote FOR Transaction with Michael Dell and Silver Lake

Transaction Provides Certain and Immediate Value and is in Best Interests of Shareholders

Round Rock, TX, May 31, 2013 — Dell Inc. (NASDAQ: DELL) today announced that it has filed definitive proxy materials with the Securities and Exchange Commission (“SEC”) in connection with a Special Meeting to be held on July 18, 2013 to approve a transaction under which Michael Dell, the company’s Founder, Chairman and Chief Executive Officer, in partnership with global technology investment firm Silver Lake, will acquire the company for $13.65 per share in cash.

The price represents a premium of approximately 37 percent over the average closing share price during the 90 calendar days ending January 11, 2013, the day prior to when rumors regarding the transaction entered the marketplace.

The Special Committee of the Board of Directors has also issued an open letter to shareholders recommending that shareholders vote to approve the transaction and outlining the reasons for the recommendation.

Included below is the full text of the letter to Dell shareholders:

May 31, 2013

Dear Stockholders,

At the direction of the Special Committee of the Board of Directors of Dell Inc., the Company has filed with the United States Securities and Exchange Commission a definitive proxy statement relating to the proposed acquisition of Dell by affiliates of Silver Lake Partners and Michael S. Dell for $13.65 per share in cash. At a Special Meeting of Stockholders to be held on July 18, 2013, you will be asked to vote on that transaction. Dell’s independent directors unanimously recommend that you vote to approve the transaction by voting “FOR” the Michael Dell/Silver Lake merger agreement.

Your vote is very important. Please review the proxy statement carefully, and then promptly submit your proxy – by telephone, by Internet or by mail – to ensure that your shares are represented at the Special Meeting.

While these matters are more fully described in the proxy statement, we thought it would be helpful for us to highlight below the process the Special Committee followed in reaching our unanimous recommendations.

Comprehensive Review Process

The Special Committee was formed last August after Mr. Dell informed the Board he was exploring the possibility of proposing a transaction to take the Company private. From the outset, we determined to evaluate the full range of strategic and financial alternatives available to the Company, including continuing with or modifying the Company’s existing business plan as it seeks to transform its business model; changing the dividend policy; selling to a strategic buyer; making additional transformative acquisitions; and selling or spinning off portions of the business. In addition, we carefully considered the merits and feasibility of a leveraged recapitalization.

To assist us in this effort, we hired an experienced group of independent legal and financial advisors and, in addition, took the unusual step of retaining a top management consulting firm – The Boston Consulting Group – to help us evaluate the risks and opportunities in both the PC business and the Company’s effort to transform itself into a more enterprise-centric business.

In addition to a comprehensive analysis of alternatives, we carried out a rigorous sale process calculated to obtain the highest price available. Our negotiations with Mr. Dell and Silver Lake resulted in six price increases delivering $4 billion of additional value to Dell stockholders, as well as an extraordinarily open “go shop” process that allowed all interested bidders to enter the process. In the course of that go-shop, 21 strategic and 52 financial buyers were contacted and a number of parties conducted diligence, although no superior offer has materialized.

Our analysis led us to conclude unanimously that a sale to the Michael Dell/Silver Lake group for $13.65 per share is the best alternative available – in a challenging business environment it offers certainty and a very material premium over pre-announcement trading prices. It also shifts very substantial risks to the buying group – risks that in any leveraged recapitalization would be retained by the stockholders and considerably magnified by leverage and the public nature of the resulting stub.

Transaction Provides Attractive, Certain Cash Premium

In recent months, the Company has faced deteriorating market conditions that underscore the risks of any other strategy and highlight the value of a certain cash sale at $13.65 per share – a 37% premium to Dell’s 90-day average price and a 25% premium to the unaffected price on the last trading day prior to media leaks about the proposed deal. We are fully convinced that this significant, immediate and certain premium is superior to owning Dell as a stand-alone entity today – with or without a leveraged recapitalization – as well as to the other strategic and financial alternatives potentially available.

Conclusion

Having conducted a thorough and probing review of Dell’s challenges and opportunities, we believe that the risks and uncertainty of a stand-alone public company are high and that the transaction we have negotiated offers superior value for Dell stockholders. We unanimously recommend that stockholders vote to approve the transaction by voting “FOR” the Michael Dell/Silver Lake merger agreement at the Special Meeting of Stockholders.

We are honored to serve the Dell stockholders during this important process. Again, we urge you to consider fully the materials in the proxy statement and promptly submit your proxy – by telephone, by Internet or by mail – voting “FOR” all items.

Sincerely yours,

THE SPECIAL COMMITTEE OF THE

BOARD OF DIRECTORS OF DELL INC.

If you have questions about the merger, or require assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact MacKenzie Partners Inc., which is acting as the Company’s proxy solicitation agent and information agent in connection with the merger.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: Dell@mackenziepartners.com

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.Dell.com. You may follow the Dell Investor Relations Twitter account at: http://twitter.com/Dellshares. To communicate directly with Dell, go to www.Dell.com/Dellshares.

Media Contacts for the Special Committee:

Sard Verbinnen & Co

George Sard/Paul Verbinnen/Jim Barron/Matt Benson

(212) 687-8080

Investor Contacts for the Special Committee:

MacKenzie Partners, Inc.

Dan Burch

(212) 929-5748

Charlie Koons

(212) 929-5708

Paul Schulman

(212) 929-5364

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in these materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a definitive proxy statement and other relevant documents, including a form of proxy card, on May 31, 2013. The definitive proxy statement and a form of proxy will be mailed to the Company’s stockholders. Stockholders are urged to read the proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, is set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.